                                                                      Exhibit 12

AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                      Years Ended
                                                                                      December 31,
                                                               ------------------------------------------------------
(Millions)                                                        1998        1997        1996       1995       1994
---------------------------------------------------------------------------------------------------------------------
Pretax income from continuing operations                       $1,408.3     $1,511.2     $338.7     $726.2     $627.5

Add back fixed charges                                            358.5        321.9      245.1      187.0      170.8
Minority interest                                                  10.7         14.7       16.4       16.1       11.4
---------------------------------------------------------------------------------------------------------------------

  Income as adjusted                                           $1,777.5     $1,847.8     $600.2     $929.3     $809.7
=====================================================================================================================

Fixed charges:
  Interest on indebtedness (1)                                 $  250.9     $  235.8     $168.3     $115.9     $ 98.6
  Portion of rents representative of interest factor              107.6         86.1       76.8       71.1       72.2
---------------------------------------------------------------------------------------------------------------------

Total fixed charges                                            $  358.5     $  321.9     $245.1     $187.0     $170.8
=====================================================================================================================

Preferred stock dividend requirements                              92.2         92.4       41.1         --         --
---------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
  and preferred stock dividend requirements                     $  450.7     $  414.3     $286.2     $187.0    $170.8
=====================================================================================================================

Ratio of earnings to fixed charges                                 4.96         5.74       2.45       4.97       4.74
=====================================================================================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividends                                    3.94         4.46       2.10       4.97       4.74
=====================================================================================================================

(1) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 15 of Notes to Financial Statements in the Company's 1998 Annual Report.)


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

                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                           Years Ended
                                                           December 31,
                                                 -------------------------------
(Millions)                                         1998        1997       1996
--------------------------------------------------------------------------------
Pretax income from continuing operations         $1,162.7    $1,505.2    $335.0

Add back fixed charges                              354.3       318.1     243.8
Minority interest                                    10.8        15.7      16.4
--------------------------------------------------------------------------------

Income as adjusted                               $1,527.8    $1,839.0    $595.2
================================================================================

Fixed charges:
  Interest on indebtedness (2)                   $  250.9    $  234.0    $168.3
  Portion of rents representative
    of interest factor                              103.4        84.1      75.5
--------------------------------------------------------------------------------

    Total fixed charges                          $  354.3    $  318.1    $243.8
================================================================================

Preferred stock dividend requirements                  --          --        --
--------------------------------------------------------------------------------

Total combined fixed charges and preferred
  stock dividend requirements                    $  354.3    $  318.1    $243.8
================================================================================

Ratio of earnings to fixed charges                   4.31        5.78      2.44
================================================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividends                      4.31        5.78      2.44
================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 14 of Notes to Financial Statements in the Company's 1998 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 15 of Notes to Financial Statements in the Company's 1998 Annual Report.)


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